Exhibit 23

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 Number 333-102805) pertaining to the Capital Accumulation Plan of Rochelle Foods, LLC, a wholly owned subsidiary of Hormel Foods Corporation, of our report dated April 18, 2019, with respect to the financial statements and schedule of the Capital Accumulation Plan included in this Annual Report (Form 11-K) for the year ended October 28, 2018.

/s/ Ernst & Young LLP

Minneapolis, Minnesota
April 18, 2019